Exhibit 21.1

SUBSIDIARIES OF IESI-BFC LTD.

Subsidiaries	Jurisdiction of Incorporation or Organization
IESI-BFC Holdings Inc.	Ontario, Canada
BFI Canada Inc.	Ontario, Canada
BFI Usine de Triage Lachenaie Ltée	Canada
Entreprise Sanitaire F.A. Ltée.	Canada
Ridge (Chatham) Holdings, L.P.	Ontario, Canada
Ridge (Chatham) Holdings G.P. Inc.	Ontario, Canada
IESI Corporation	Delaware, U.S.
Total Waste Systems, Inc.	Oklahoma, U.S.
IESI OK Corporation	Oklahoma, U.S.
IESI MO Corporation	Missouri, U.S.
IESI AR Corporation	Arkansas, U.S.
IESI TX Corporation,	Texas, U.S.
IESI MD Corporation	Maryland, U.S.
IESI LA Corporation	Delaware, U.S.
IESI NJ Corporation	Delaware, U.S.
IESI NY Corporation	Delaware, U.S.
IESI PA Corporation	Delaware, U.S.
Winters Bros. Waste Systems, Inc.	Delaware, U.S.
IESI TX GP Corporation	Delaware, U.S.
IESI DE LP Corporation	Delaware, U.S.
IESI TX Landfill, LP	Texas, U.S.
Seneca Meadows, Inc.	New York, U.S.
IESI PA Bethlehem Landfill Corporation	Delaware, U.S.
IESI Blue Ridge Landfill Corporation	Pennsylvania, U.S.
IESI MO Landfill Corporation	Missouri, U.S.
IESI St. Louis, LLC	Missouri, U.S.
IESI LA Landfill Corporation	Delaware, U.S.
Coastal Waste Services, Inc.	Louisiana, U.S.
Central Louisiana Waste, LLC	Louisiana, U.S.
IESI AR Landfill Corporation	Arkansas, U.S.
IESI NJ Recycling Corporation,	Delaware, U.S.
Winters Bros. Management Services Corp.	New York, U.S.
Winters Bros. Recycling Corp.	New York, U.S.
Winters Bros. Transfer Station Corp.	New York, U.S.
Winters Brothers Recycling East End, Inc.	New York, U.S.
Winters Waste Services of New York, LLC	New York, U.S.
Excel Recycling, LLC	New York, U.S.
Winters MSW Holdings, LLC	New York, U.S.
Winters Holtsville Transfer Station, LLC	New York, U.S.
Winters Bros. Paper Recycling, LLC	New York, U.S.
Medford Transfer, LLC	New York, U.S.
Medford II, LLC	New York, U.S.